Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2021, with respect to the consolidated financial statements of Recro Pharma, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, PA

September 10, 2021